UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2013, Landmark Apartment Trust of America, Inc. (the “Company”), through Landmark Apartment Trust of America Holdings, L.P. (the “Operating Partnership”), the Company’s operating partnership, entered into that certain Asset Purchase and Contribution Agreement (the “Purchase Agreement”) with Elco Landmark Residential Management LLC (the “Seller”), Elco Landmark Residential Holdings LLC (“Holdings”) and Elco Landmark Residential Holdings II LLC (“Holdings II”, and collectively with the “Seller” and “Holdings”, the “Elco Parties”), and consummated the transactions contemplated thereby on March 14, 2013, pursuant to which the Elco Parties partially sold and partially contributed to the Operating Partnership their property management business (the “Property Management Business”) and the rights to earn property management fees and back-end participation (the “Timbercreek Rights”) for managing certain real estate assets acquired by Timbercreek U.S. Multi-Residential Opportunity Fund # 1, an Ontario, Canada limited partnership (the “Timbercreek Fund”), all as set forth in more detail below. The aggregate consideration that the Elco Parties will receive for the Property Management Business and the Timbercreek Rights will be up to $26,194,532 (subject to certain adjustments as described in more detail below), and consists of restricted units of limited partnership interests in the Operating Partnership, valued at $8.15 per unit and having an aggregate value of $16,194,532 (“OP Units”), and $10,000,000 payable under a promissory note.

During the period from the closing date of the transaction and ending on the date that is 18 months thereafter, the Operating Partnership will also purchase 300,000 Class A Units (the “Class A Units”) in Timbercreek U.S. Multi-Residential (U.S.) Holding L.P., a Delaware limited partnership, in exchange for consideration consisting of a promissory note for $5,000,000 (which will be payable in cash under certain circumstances as described below). Additionally, Holdings II will have the opportunity to earn additional consideration in the form of restricted OP Units and a promissory note through an earn-out arrangement, which is based on projected fees that the Company would earn in connection with new property management agreements for properties of the Elco Parties.

The Seller, Holdings and Holdings II are affiliated with Joseph Lubeck, the Company’s executive chairman of the board and a director of the Company, and Michael Salkind, a director of the Company. As a result of the transaction described herein, the Company will now perform certain functions, including the property management functions previously provided to the Company by the Seller and Holdings II. Also, effective as of the closing of the Transaction, the Company is no longer required to pay property management fees to the Seller or Holdings II. However, to the extent a property management agreement assumed by the Company provides for certain construction services obligations on a property, the Company will delegate such services to Holdings II (or its designated affiliates) and in return remit to Holdings II (or its designated affiliates) all compensation under the property management agreements related to such construction services.

As part of the Transaction, a subsidiary of the Operating Partnership hired approximately 450 employees of the Seller and Holdings II. The Operating Partnership assumed a lease for office space in Tampa, Florida, and entered into a new lease for office space in Jupiter, Florida, each of which is the principal locations from where the Seller and Holdings II conducted their Property Management Business.

The board of directors of the Company approved the transaction, with Messrs. Lubeck and Salkind abstaining, based upon the recommendation of a special committee comprised of all of the Company’s independent directors. The special committee retained its own financial advisor to negotiate the terms of the transaction and the definitive agreements.

Set forth below are summary descriptions of certain of the ancillary agreements (collectively, the “Transaction Agreements”) entered into by the parties with respect to these transactions. The summary descriptions appearing below are qualified in their entirety by the actual terms of the Transaction Agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

Asset Purchase and Contribution Agreement

In connection with the Purchase, the parties agreed to the following:

•

The Seller contributed to the Operating Partnership property management agreements related to certain multi-unit residential real estate properties that are owned, directly or indirectly, by the Operating Partnership, as well as all of the Seller’s economic interests in the Timbercreek Rights. The Operating Partnership issued to Seller, as consideration, 505 164 restricted OP Units having an aggregate value equal to $4,117,086.

•

Holdings II partially sold and partially contributed to the Operating Partnership (i) its Property Management Business and related services for certain multi-unit residential real estate properties owned or leased by affiliates of the Seller and (ii) its economic interests to 100 Class B Units owned by Holdings II in Timbercreek U.S. Multi-Residential Operating L.P., a Delaware limited partnership, which will entitle the Operating Partnership to the promote in the Timbercreek Fund. In connection with the transaction described herein, the Operating Partnership (or an affiliate of the Operating Partnership) will earn property management fees for managing the assets acquired, directly or indirectly, from the proceeds of the offering of the Timbercreek Fund and other debt or equity financing obtained by the Timbercreek Fund or its affiliates. The Operating Partnership issued, as consideration, to Holdings II a promissory note in the principal amount of $10,000,000 and 254,900 restricted OP Units having an aggregate value equal to $2,077,435.

•

Holdings contributed to the Operating Partnership its economic rights in the Timbercreek Rights. In consideration for the contribution by Holdings of its economic rights in the Timbercreek Rights, the Operating Partnership will issue to Holdings restricted OP Units the value of which would be determined based on the amount of gross subscription proceeds generated by the Timbercreek Fund over a period of eighteen months in connection with its offering, for a maximum of $10,000,000 in restricted OP Units. At the closing of the transaction, the Operating Partnership issued 447,239 restricted OP Units, with an aggregate value of approximately $3,644,997.

•

Holdings II has the opportunity to earn additional consideration in equal amounts of restricted OP Units and a promissory note through an earn-out arrangement. The earn-out arrangement provides that, if Holdings II acquires any multi-unit residential real estate properties (“Pipeline Properties”) during the period from February 1, 2013 and ending on the one year anniversary of the closing of the transaction, Holdings II will offer to the Operating Partnership (or an affiliate thereof) the right of first refusal to manage such Pipeline Properties. The earn-out arrangement and the amount of consideration are based on the projected gross receipts that the Operating Partnership would earn under each contributed property management agreement related to a Pipeline Property during the first year of the term of such agreement. If a Pipeline Property is sold to any party other than the Operating Partnership or its affiliates prior to the first anniversary of the closing date of the transaction, the earn-out consideration will be reduced by cancelling restricted OP Units and the promissory note issued in connection with the earn-out arrangement on a pro rata basis for each contributed property management agreement. If no amount under the promissory note is due and outstanding, then the reduction in the consideration will be solely from the restricted OP Units. Further, in the event a Pipeline Property is sold to any party other than the Operating Partnership or its affiliates prior to the fifth year anniversary of the closing date of the transaction and after the full earn-out consideration for the related contributed property management agreement has been paid, and such property management agreement is terminated as a result of such sale, the earn-out consideration for such agreement will be reduced by cancelling the restricted OP Units and the promissory note on a pro rata basis. If no amount under the promissory note is due and outstanding, then the reduction in the consideration will be solely from the restricted OP Units.

•

In addition, Holdings II agreed to sell to the Operating Partnership the Class A Units (subject to certain voting limitations) during the period from the closing date of the transaction and ending 18 months thereafter. The Operating Partnership will pay for the Class A Units by delivering to Holdings II a promissory note in the principal amount of up to $5,000,000; however, if the Company has completed a public offering pursuant to which the Company’s capital stock is listed on the New York Stock Exchange or The Nasdaq Stock Market by the time the Class A Units have been sold to Holdings II, then such amount will be payable in cash by the Operating Partnership.

To the extent a contributed property management agreement is terminated after closing because consent to the assignment is not obtained by the first anniversary of the closing date of the transaction, the Operating Partnership may elect to assign such management agreement back to a person designated by Seller or Holdings II, as applicable, in which event there will be a corresponding reduction in the purchase price paid. The reduction to the purchase price will be first made by cancelling the applicable amount of restricted OP Units issued to Seller or Holdings II, as applicable. If there are no restricted OP Units which were delivered to the Seller or Holdings II at the closing of the transaction still outstanding, then the reduction to the purchase price will be made by reducing the then principal balance of the promissory note issued to Holdings II at closing. In addition, to the extent a contributed property management agreement related to a property which, as of the closing of the transaction, is not owned by the Company or any of its affiliates, is terminated because such property is sold to a third party during the period commencing on the closing date and ending on the fifth anniversary of the closing date, there will be a corresponding reduction in the purchase price. The reduction to the purchase price will be first made by cancelling the applicable amount of restricted OP Units delivered to Holdings II at closing. If there are no restricted OP Units still outstanding, then the reduction to the purchase price will be made by reducing the then principal balance of the promissory note issued to Holdings II at closing; provided, however, that if the promissory note has been paid in full, then the reduction to the purchase price will be made by canceling the applicable amount of restricted OP Units delivered to the Seller at closing.

The Purchase Agreement contains customary representations and warranties relating to the purchased assets. Under the Purchase Agreement, the Elco Parties have agreed, subject to certain exceptions, that, for a period of three years following the closing, they (i) will not solicit any of the employees of the Company and (ii) will not disclose to any third parties any confidential information relating to the purchased assets.

The Elco Parties, jointly and severally, are required to indemnify, defend and hold harmless the Operating Partnership and its affiliates, subject to certain limitations, against losses, claims and liabilities that arise out of (i) breaches of representations and warranties, (ii) a bankruptcy event experienced by any of the Elco Parties, and (iii) breaches of covenants and liabilities that the Operating Partnership has not agreed to assume, including, but not limited to, pre-closing liabilities and taxes. The Operating Partnership will indemnify the Elco Parties, as well as their respective affiliates, against losses, claims and liabilities that arise out of

(i) breaches of representations and warranties, (ii) breaches of covenants, (iii) post-closing taxes, (iv) assumed liabilities by the Operating Partnership and (v) the ownership of the purchased assets from and after the closing of the transaction. Subject to certain limited exceptions, the Operating Partnership cannot initiate any claims for indemnification unless the Operating Partnership or its affiliates have suffered losses, in the aggregate, in excess of $50,000, in which event it may seek recovery of such losses in full, including the first $50,000. The maximum amount of damages that the Operating Partnership or its affiliates may recover for indemnification cannot exceed the purchase price under the Purchase Agreement (including any earn-out adjustments).

Subordinated Promissory Notes

In consideration for the assets sold by Holdings II (other than the property management contracts and its economic interest in the 100 Class B Units), at closing the Operating Partnership issued to Holdings II a subordinated promissory note in the aggregate principal amount of $10,000,000 (subject to the adjustments discussed above). In addition, within 18 months of the closing of the transaction, in consideration for the contribution of the Class A Units, the Operating Partnership will issue to Holdings II a subordinated promissory note in the aggregate principal amount of $5,000,000. As part of the consideration for the earn-out arrangement in connection with the property management agreements for the Pipeline Properties described above, the Operating Partnership will issue to Holdings II a subordinated promissory note, the principal amount of which will be determined based on the projected gross receipts that the Operating Partnership would earn under each contributed property management agreement related to a Pipeline Property during the first year of the term of such agreement. These subordinated promissory notes (collectively referred to herein as the “Note”) have substantially similar terms, which are described in more detail below.

Each Note accrues compounded interest at a rate of 3.0% per annum and is due and payable on the earlier to occur of (i) an IPO; (ii) five years from the date of issuance of the Note or (iii) the occurrence of an event of default. The occurrence of any of the following events will be deemed an event of default: (i) the failure by the Operating Partnership to pay the principal balance or accrued interest on each Note when due and such default is not remedied within a certain time period; (ii) the consent by the Operating Partnership for the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Operating Partnership or any substantial part of its property or the making by it of an assignment for the benefit of its creditors; (iii) the Operating Partnership is adjudicated as insolvent or to be liquidated, (iv) the Operating Partnership takes corporate action for the purpose of approving a reorganization with respect to the Operating Partnership, or (v) a governmental authority enters an order appointing, without the Operating Partnership’s consent, a custodian, receiver, trustee or other officer with similar powers with respect to the Operating Partnership or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for reorganization, and such petition is not dismissed within 60 days.

The Operating Partnership has the right, prior to the full payment of the applicable Note, to offset against up to all indebtedness due under such Note any amounts for which Holdings II has agreed to indemnify the Operating Partnership and its affiliates pursuant to the Purchase Agreement. Any such offset will be applied on a dollar for dollar basis (including application to the payment of accrued and unpaid interest, the payment of interest that will accrue in the future and/or the reduction of outstanding principal, or any combination of the foregoing). If any Note is transferred in accordance with its terms, it will continue to be subject to the offset provisions of the note whether or not the transferee is an indemnifying party under the Purchase Agreement.

Each Note is subordinated in right of payment to any senior indebtedness or outstanding obligations of the Operating Partnership or the Company.

Restricted OP Units Agreements

As consideration for the contribution of the Property Management Business and their respective economic rights in the Timbercreek Rights, at closing the Operating Partnership issued to Seller and Holdings II 505,164 and 254,900 restricted OP Units, respectively, for aggregate amounts of $4,117,086 and $2,077,435, respectively. As consideration for the contribution of its economic rights in the Timbercreek Rights, the Operating Partnership issued to Holdings at closing 447,239 OP Units, for an aggregate value of approximately $3,644,997. As described in more detail above, Holdings can receive up to an additional $6,355,003 in OP Units based on offering proceeds raised by the Timbercreek Fund. Additionally, as part of the consideration for the earn-out arrangement in connection with the property management agreements for the Pipeline Properties described above, the Operating Partnership will issue to Holdings II restricted OP Units, the aggregate amount of which will be determined based on the projected gross receipts the Operating Partnership would earn under each contributed property management agreement related to a Pipeline Property during the first year of the term of such agreement. In connection with these transactions, the Operating Partnership and the Company entered or will enter into a Restricted OP Units Agreement with each of the Elco Parties.

The restricted OP Units will vest in equal amounts over a period of five years and are subject to cancellation as described in more detail above. However, if the Operating Partnership obtains title to a property that, as of the closing date of the Transaction, is owned by Seller or Holdings II, then the vesting of a proportionate number of restricted OP Units will be accelerated for each such property and will no longer be subject to cancellation. The restricted OP Units may not be sold or otherwise transferred during the first fifteen months from the date of closing of the Transaction, except for a transfer to any direct or indirect owner of the Elco Parties. Distributions, when declared, will be paid on vested or unvested restricted OP Units in accordance with the terms and conditions of the limited partnership agreement of the Operating Partnership, and as follows: (i) if the distribution is made in connection with restricted OP Units which have vested as of the date of such distribution, the distribution will consist of vested OP Units only and (ii) if the distribution is made in connection with restricted OP Units which have not vested as of the date of such distribution, the distribution will consist of unvested Restricted OP Units only. The Elco Parties will have all rights of a holder of units, including voting rights, with respect to restricted OP Units which have vested only. Further, none of the Elco Parties will be entitled to any rights (distribution, voting or otherwise) with respect to OP Units which have been cancelled.

In connection with the transaction, the Operating Partnership issued to Mr. Lubeck 136,042 long-term incentive partnership units (“LTIP Units”) under the Company’s 2013 Incentive Plan, valued at $8.15 per unit, for an aggregate value of $1,108,750. The LTIP Units are subject to the following vesting schedule: (i) 33.33% of the LTIP Units will vest if there has been a continuous employee service of at last one year but less than two years; (ii) 66.66% of the LTIP Units will vest if there has been a continuous employee service of at least two years but less than three years; and (iii) 100% of the LTIP Units will vest if there has been a continuous employee service of at least three years. The form of LTIP Unit Vesting Agreement, pursuant to which the LTIP Units described above have been granted to Mr. Lubeck is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 regarding the promissory notes issued and issuable by the Operating Partnership is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 regarding the unregistered sale by the Operating Partnership of restricted OP Units and the issuance by the Operating Partnership of the LTIP Units is incorporated by reference herein. The OP Units and the LTIP Units were issued by the Operating Partnership in one or more private placements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth above in Item 1.01 regarding the LTIP Units issued to Mr. Lubeck and their terms is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 14, 2014, the Company issued a press release announcing its entry into a secured credit facility in the aggregate principal amount of $130.0 million, which may be increased by up to $50.0 million, subject to certain terms and conditions. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

On March 15, 2013, the Company issued a press release announcing the acquisition of the Property Management Business and the Timbercreek Rights. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Exhibits and Financial Statements.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

d. Exhibits:

Exhibit Number	Description

10.1	Asset Purchase and Contribution Agreement, dated March 13, 2013, by and among Elco Landmark Residential Management LLC, Elco Landmark Residential Holdings LLC, Elco Landmark Residential Holdings II LLC and Landmark Apartment Trust of America Holdings, L.P.

10.2	Restricted Limited Partnership Units Agreement (Elco Landmark Residential Holdings LLC II), dated March 14, 2013

10.3	Restricted Limited Partnership Units Agreement (Elco Landmark Residential Holdings LLC), dated March 14, 2013

10.4	Restricted Limited Partnership Units Agreement (Elco Landmark Residential Management LLC ), dated March 14, 2013

10.5	Subordinated Promissory Note payable to Elco Landmark Residential Holdings II LLC, dated March 14, 2013

10.6	Form of LTIP Unit Award Agreement

99.1	Landmark Apartment Trust of America, Inc. press release announcing new credit facility dated March 14, 2013

99.2	Landmark Apartment Trust of America, Inc. press release announcing acquisition of Property Management Business, dated March 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 19, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase and Contribution Agreement, dated March 13, 2013, by and among Elco Landmark Residential Management LLC, Elco Landmark Residential Holdings LLC, Elco Landmark Residential Holdings II LLC and Landmark Apartment Trust of America Holdings, L.P.

10.2	Restricted Limited Partnership Units Agreement (Elco Landmark Residential Holdings LLC II), dated March 14, 2013

10.3	Restricted Limited Partnership Units Agreement (Elco Landmark Residential Holdings LLC), dated March 14, 2013

10.4	Restricted Limited Partnership Units Agreement (Elco Landmark Residential Management LLC ), dated March 14, 2013

10.5	Subordinated Promissory Note payable to Elco Landmark Residential Holdings II LLC, dated March 14, 2013

10.6	Form of LTIP Unit Award Agreement

99.1	Landmark Apartment Trust of America, Inc. press release announcing new credit facility dated March 14, 2013

99.2	Landmark Apartment Trust of America, Inc. press release announcing acquisition of Property Management Business, dated March 15, 2013